UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 03, 2024

KURA SUSHI USA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39012	26-3808434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17461 Derian Avenue, Suite 200
Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (657) 333-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KRUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On July 9, 2024, Kura Sushi USA, Inc. (the “Company”) issued a press release disclosing earnings and other financial results for its fiscal third quarter ended May 31, 2024, and announcing that its management would review these results in a conference call at 5:00 p.m. (EDT) on July 9, 2024. A copy of the Company’s press release is furnished as Exhibit 99.1.

The information furnished with Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Treasa Bowers to the Board of Directors

On July 3, 2024, the Board of Directors (the “Board”) of the Company expanded the size of the Board from five directors to six directors and appointed Ms. Treasa Bowers as a member of the Board. Ms. Bowers will commence her service on the Board effective as of July 9, 2024 (the “Effective Date”) and shall continue to serve in such capacity until the Company’s 2025 annual meeting of stockholders or until her successor has been duly elected and qualified. In connection with her appointment, Ms. Bowers was also appointed to serve as a member of the Board’s Compensation Committee and Audit Committee, commencing as of the Effective Date.

There are no arrangements or understandings between Ms. Bowers and any other person pursuant to which Ms. Bowers was selected as a director of the Company, and there is no family relationship between Ms. Bowers and any of the Company’s other directors or executive officers. There are also no related party transactions between either of Ms. Bowers and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Bowers will be entitled to compensation and benefits as a director, which include an annual retainer of $100,000, comprised of $50,000 payable in cash and $50,000 payable in the form of Company restricted stock units (“RSUs”) representing shares of the Company’s Class A common stock, granted under the Company’s 2018 Stock Incentive Plan (the “Stock Incentive Plan”), which RSUs will vest in in full on the first anniversary of the grant date. At the commencement of Ms. Bowers’ service as a director, she will also be granted stock options for shares of the Company’s Class A common stock, granted under the Stock Incentive Plan to purchase 2,000 shares of Class A common stock, 500 of which will vest on the first anniversary of the grant date and the remaining 1,500 will vest in equal quarterly installments over the three-year period following the first anniversary of the grant date. In connection with her appointment, Ms. Bowers and the Company will enter into the Company’s standard indemnification agreement, the form of which was previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2023.

Item 8.01 Other Events

On July 9, 2024, the Company issued a press release announcing the appointment of Ms. Bowers to the Board. A copy of the press release is being filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Earnings Press Release dated July 9, 2024

99.2	Press Release dated July 9, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA SUSHI USA, INC.

Date:	July 9, 2024	By:	/s/ Jeffrey Uttz
		Name:	Jeffrey Uttz
		Title:	Chief Financial Officer